Exhibit 10.1

SECOND AMENDMENT TO LETTER LOAN AGREEMENT

THIS SECOND AMENDMENT TO LETTER LOAN AGREEMENT (this “Amendment”) is executed as of June 24, 2004 by and between AMX CORPORATION, a Texas corporation, formerly known as PANJA INC. (“Borrower”) and BANK ONE, NA, successor by merger to BANK ONE, TEXAS, N.A., a national banking association (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower and Lender entered into that certain Letter Loan Agreement, dated September 30, 2002, pursuant to which Lender agreed to make available to Borrower the Revolving Loan (as therein defined), the Term Loan (as therein defined), the EXIM Facility (as therein defined), and the Letters of Credit (as therein defined)(as heretofore or hereafter amended, the “Loan Agreement”)(each capitalized term used herein, but not otherwise defined shall have the same meaning given to it in the Loan Agreement); and

WHEREAS, pursuant to the Loan Agreement, Borrower and Lender executed that certain Export Loan Agreement (as heretofore or hereafter amended, the “EXIM Agreement”) dated the date of the Loan Agreement, pursuant to which Lender agreed to make available to Borrower a working capital loan for export transactions in the amount of $5,000,000.00 (the “EXIM Facility”) to be guaranteed by EX-IM Bank (as defined in the EXIM Agreement; and

WHEREAS, in connection with the Loan Agreement, Borrower executed that certain Revolving Promissory Note (the “Revolving Note”) dated the date of the Loan Agreement in the stated principal amount of $12,500,000; and

WHEREAS, in connection with the Loan Agreement, Borrower executed that certain Promissory Note (the “Term Note”) dated the date of the Loan Agreement in the stated principal amount of $1,532,175 (the Revolving Note and the Term Note shall be collectively referred to herein as the “Notes”); and

WHEREAS, Borrower and Lender entered into that certain First Amendment to Letter Loan Agreement and Related Promissory Notes, dated September 30, 2003 whereby Lender (a) renewed and decreased the amount of the Committed Sum from $12,500,000 to $10,000,000, (b) canceled the EXIM Facility, (c) modified the Loan Agreement to include in the Borrowing Base an advance rate of 30% on the value of Borrower’s equipment and to increase the advance rate on Eligible Inventory from 30% to 50%, and (d) modified certain covenants and other provisions contained in the Loan Agreement and the Notes; and

WHEREAS, Borrower has requested that Lender modify the Loan Agreement by extending the expiration date of the Letters of Credit from seven (7) months to twelve (12) months beyond the Termination Date of the Revolving Loan; and

WHEREAS, subject to the terms and conditions herein contained, Lender is willing to agree to such request.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, Borrower and Lender hereby covenant and agree as follows:

ARTICLE I: AMENDMENTS

Section 1.1. Modification to Section 1(d) of the Loan Agreement. As of the date of this Amendment Section 1(d) of the Loan Agreement is hereby deleted and restated in its entirety as follows:

Letters of Credit. Subject to the terms and conditions set forth in this Loan Agreement and the other Loan Documents, Bank agrees to issue one or more standby letters of credit (collectively, the “Letters of Credit”) for the account of Borrower from time to time from the date hereof to and including the maturity date of the Revolving Note; provided, however, that Bank’s outstanding commitments under all outstanding Letters of Credit (the “Letter of Credit Liabilities”) shall not at any time exceed the lesser of $500,000 or an amount equal to the Availability. All Letters of Credit shall have an expiration date of no more than twelve (12) months beyond the Termination Date of the Revolving Loan, must support a transaction that is entered into in the ordinary course of business, must otherwise be satisfactory in form and substance to Bank, and shall be issued pursuant to such documents and instruments, including, without limitation, Bank’s standard application and agreement for issuance of letters of credit, as then in effect (“Letter of Credit Application”) as Bank may require. No Letter of Credit shall require any payment by Bank to the beneficiary thereunder pursuant to a drawing prior to the third business day following presentment of a draft and any related documents to Bank. Each Letter of Credit shall be issued on at least two (2) business days prior notice from Borrower to Bank. Each payment by Bank pursuant to a drawing under a Letter of Credit must be repaid to Bank immediately by Borrower in accordance with the terms of the subject Letter of Credit Application. Borrower shall pay to Bank a letter of credit fee payable on the date each Letter of Credit is issued in an amount equal to one and one-half (1.5%) per annum of the stated amount of such Letter of Credit, for the stated term of such Letter of Credit, based on a 360 day year and the actual number of days elapsed.

ARTICLE II: MISCELLANEOUS

Section 2.1. Conditions Precedent. As conditions precedent to closing this Amendment, Borrower shall have executed and delivered to Lender this Agreement, and Borrower shall have paid to Lender all fees and other amounts owing under the Loan Agreement and the Loan Documents.

Section 2.2. Continuing Effect. Except as modified, amended or terminated hereby, the Loan Agreement and other Loan Documents are and shall remain in full force and effect in accordance with their terms.

Section 2.3. Binding Loan Agreement. This Amendment shall be binding upon, and shall inure to the benefit of, the parties’ respective representatives, successors and assigns.

Section 2.4. Ratification. Except as otherwise expressly modified or terminated by this Amendment, all terms and provisions of the Loan Agreement, the Notes and the other Loan Documents, shall remain unchanged and hereby are ratified and confirmed and shall be and shall remain in full force and effect, enforceable in accordance with their terms.

Section 2.5. No Defenses. Borrower by its execution of this Amendment, hereby declares that it has no set-offs, counterclaims, defenses or other causes of action against Lender arising out of the Loans, the modification of the Loans, any documents mentioned herein or otherwise; and, to the extent any such setoffs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by Borrower.

Section 2.6. Further Assurances. The parties hereto shall execute such other documents as may be necessary or as may be required, in the opinion of counsel to Lender, to effect the transactions contemplated hereby and to extend the liens and/or security interests of all other collateral instruments, as modified by this Amendment. Borrower also agrees to provide to Lender such other documents and instruments as Lender reasonably may request in connection with the modification of the Loans effected hereby.

Section 2.7. Non-Waiver of Events of Default. Except as specifically provided herein, neither this Amendment nor any other document executed in connection herewith constitutes or shall be deemed (a) a waiver of, or consent by Lender to, any default or event of default which may exist or hereafter occur under any of the Loan Documents, (b) a waiver by Lender of any of Borrower’s obligations under the Loan Documents, or (c) a waiver by Lender of any rights, offsets, claims, or other causes of action that Lender may have against Borrower.

Section 2.8. Enforceability. In the event the enforceability or validity of any portion of this Amendment, the Loan Agreement, the Notes, or any of the other Loan Documents is challenged or questioned, such provision shall be construed in accordance with, and shall be governed by, whichever applicable federal or Texas law would uphold or would enforce such challenged or questioned provision.

Section 2.9. Counterparts. This Amendment may be executed in several counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument, it being understood and agreed that the signature pages may be detached from one or more of such counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.

Section 2.10. Choice of Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT FEDERAL LAWS PREEMPT THE LAWS OF THE STATE OF TEXAS.

Section 2.11. Entire Loan Agreement. This Amendment, together with the other Loan Documents, contain the entire agreements between the parties relating to the subject matter hereof and thereof. This Amendment and the other Loan Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER THEREIN CONTAINED AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, this Amendment is executed effective as of the date first written above.

LENDER:

BANK ONE, NA, successor by merger to BANK ONE, TEXAS, N.A., a national banking association

By:	/s/ Jackie Helmer
Name:	Jackie Helmer
Title:	Vice President

BORROWER:

AMX CORPORATION, a Texas corporation, formerly known as PANJA INC.

By:	/s/ C. Chris Apple
Name:	C. Chris Apple
Title:	VP - CFO